Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164927 on Form S-8 of Patient Safety Technologies, Inc. (the “Company”) of our report dated April 14, 2011, relating to our audits of the consolidated financial statements of the Company which appear in this Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2010.

/s/Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
December 5, 2011